As filed with the Securities and Exchange Commission on March 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-1116001
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BlackRock Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	32-0174431
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

50 Hudson Yards

New York, New York 10001

(212) 810-5800

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Christopher J. Meade, Esq.

Chief Legal Officer and General Counsel

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001

(212) 810-5800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Laura Kaufmann Belkhayat, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

BlackRock, Inc.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

BlackRock, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

Subscription Rights

BlackRock Finance, Inc.

Guarantees

BlackRock, Inc. (“BlackRock”) may offer from time to time to sell (i) unsecured senior or subordinated debt securities, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock or common stock or (v) subscription rights to purchase debt securities, preferred stock or common stock. BlackRock Finance, Inc., a direct wholly owned subsidiary of BlackRock (“BlackRock Finance”), may offer from time to time to sell guarantees of debt securities issued by BlackRock.

We will provide the terms of these securities in supplements to this prospectus.

In addition, selling stockholders to be named in a prospectus supplement may offer shares of BlackRock’s common stock from time to time.

To the extent that any selling stockholder resells any BlackRock securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the terms of the securities being offered.

You should read this prospectus and any prospectus supplement before you invest.

The common stock of BlackRock is listed on the New York Stock Exchange under the symbol “BLK.” If we decide to seek a listing of any securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal office is located at 50 Hudson Yards, New York, New York 10001. Our telephone number is (212) 810-5800.

Investing in our securities involves risk. See “Risk Factors” beginning on page 3 and the documents incorporated herein by reference.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, BlackRock, BlackRock Finance and/or the selling stockholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities BlackRock, BlackRock Finance and/or the selling stockholders may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” on page 6.

As used in this prospectus, “BlackRock,” “the Company,” “we,” “our,” “ours,” and “us” refer to BlackRock, Inc. and its consolidated subsidiaries, including BlackRock Finance, Inc., and “our board of directors” refers to the board of directors of BlackRock, Inc., except where the context otherwise requires or as otherwise clearly indicated. References in this prospectus to “BlackRock Finance” refer to BlackRock Finance, Inc.

BLACKROCK, INC.

BlackRock, Inc. (NYSE: BLK) is a leading publicly traded investment management firm with $11.6 trillion of assets under management (“AUM”) at December 31, 2024. With approximately 21,100 employees in more than 30 countries who serve clients in over 100 countries across the globe, BlackRock provides a broad range of investment management and technology services to institutional and retail clients worldwide.

BlackRock’s diverse platform of alpha-seeking active, private markets, index and cash management investment strategies across asset classes enables the Company to offer choice and tailor investment and asset allocation solutions for clients. Product offerings include single- and multi-asset portfolios investing in equities, fixed income, private markets, liquid alternatives and money market instruments. Products are offered directly and through intermediaries in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (“ETFs”), separate accounts, collective trust funds and other pooled investment vehicles. BlackRock also offers technology services, including the investment and risk management technology platform, Aladdin®, Aladdin WealthTM, eFront®, and Cachematrix®, as well as advisory services and solutions to a broad base of institutional and wealth management clients. BlackRock is highly regulated and manages its clients’ assets as a fiduciary. BlackRock does not engage in proprietary trading activities that could conflict with the interests of its clients.

BlackRock serves a diverse mix of institutional and retail clients across the globe. Clients include tax-exempt institutions, such as defined benefit and defined contribution pension plans, charities, foundations and endowments; official institutions, such as central banks, sovereign wealth funds, supranationals and other government entities; taxable institutions, including insurance companies, financial institutions, corporations and third-party fund sponsors, and retail intermediaries.

BlackRock maintains a significant global sales and marketing presence that is focused on establishing and maintaining retail and institutional investment management and technology service relationships by marketing its services to investors directly and through third-party distribution relationships, including financial professionals and pension consultants.

BlackRock is a Delaware corporation and was incorporated under the laws of the State of Delaware on January 8, 2024. BlackRock’s principal executive office is located at 50 Hudson Yards, New York, New York 10001. The registered office of BlackRock is located at 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808. BlackRock’s telephone number is (212) 810-5800.

BLACKROCK FINANCE, INC.

On October 1, 2024, we completed the acquisition of 100% of the issued and outstanding limited liability company interests of Global Infrastructure Management, LLC (“GIP” or the “GIP Transaction”). As a result of the closing of the GIP Transaction, (1) BlackRock, Inc. (formerly known as BlackRock Funding, Inc. (“New BlackRock”) became the ultimate parent company of BlackRock Finance, Inc. (formerly known as BlackRock, Inc.) (“Old BlackRock”), GIP and their respective subsidiaries and (2) each share of common stock, $0.01 par value, of Old BlackRock issued and outstanding immediately prior to the closing of the GIP Transaction was converted automatically into one share of common stock, $0.01 par value, of New BlackRock. New BlackRock also changed its name from “BlackRock Funding, Inc.” to “BlackRock, Inc.” and Old BlackRock changed its name from “BlackRock, Inc.” to “BlackRock Finance, Inc.” In addition, New BlackRock became the publicly listed company and retained the ticker symbol “BLK”.

RISK FACTORS

You should consider the specific risks described in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2024, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in BlackRock’s other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including BlackRock’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its SEC reports. These risk factors and those identified elsewhere in this prospectus, including in any accompanying prospectus supplement, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of AUM; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of recent or future acquisitions or divestitures, including the planned acquisition of HPS Investment Partners (“HPS” or the “HPS Transaction”) and the GIP Transaction and the acquisition of Preqin Holdings Limited (together with the HPS Transaction and the GIP Transaction, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) risks related to the HPS Transaction, including delays in the expected closing date of the HPS Transaction, the possibility that the HPS Transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the possibility that expected synergies and value creation from the Transactions will not be realized, or will not be realized within the expected time period; and the risk of impacts to business and operational relationships related to disruptions from the Transactions; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (12) the failure to effectively manage the development and use of artificial intelligence; (13) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (14) the impact of legislative and regulatory actions and reforms, regulatory, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (15) changes in law and policy and uncertainty pending any such changes; (16) any failure to effectively manage conflicts of interest; (17) damage to BlackRock’s reputation; (18) increasing focus from stakeholders regarding environmental and social-related matters; (19) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including wars, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (20) climate-related risks to BlackRock’s business, products, operations and clients; (21) the ability to attract, train and retain highly qualified professionals; (22) fluctuations in the carrying value of BlackRock’s economic investments; (23) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (24) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (25) the failure by key third-party providers to fulfill their obligations to

BlackRock; (26) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (27) any disruption to the operations of third parties whose functions are integral to BlackRock’s ETF platform; (28) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (29) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

BlackRock is subject to the reporting requirements of the Exchange Act, under which BlackRock files annual, quarterly and special reports, proxy statements and other information with the SEC. BlackRock makes available through its website at https://www.blackrock.com, BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. The information provided on BlackRock’s website is not part of this prospectus and, therefore, is not incorporated herein by reference. BlackRock’s SEC filings are also available to the public on the SEC’s website at https://www.sec.gov.

We incorporate by reference into this prospectus the documents listed below and any future filings BlackRock makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025;

•	BlackRock’s Current Reports on Form 8-K filed with the SEC on January 15, 2025 (only with respect to item 5.02), February 14, 2025 and March 3, 2025;

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portions of the definitive Proxy Statement on Schedule 14A filed by BlackRock Finance, predecessor registrant to BlackRock, with the SEC on April 4, 2024 (excluding any portions that were not incorporated by reference into Part III of BlackRock Finance’s Annual Report on Form 10-K for the year ended December 31, 2023); and

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the description of BlackRock’s common stock contained in Exhibit 4.20 to the Form 10-K for the year ended December 31, 2024, filed with the SEC on February 25, 2025, and including any amendments or reports filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

BlackRock, Inc.

50 Hudson Yards

New York, New York 10001

Tel.: (212) 810-5800

Attention: Corporate Secretary

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe such purpose in the related prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling stockholder.

DESCRIPTION OF DEBT SECURITIES

In this “Description of Debt Securities.” section, references to “BlackRock” refer to BlackRock, Inc. and its successors, as the issuer of debt securities that may be offered hereunder. References to the “BlackRock Finance” refer to BlackRock Finance, Inc. and its successors.

BlackRock may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security. BlackRock Finance may, from time to time, fully and unconditionally guarantee the debt securities of BlackRock. See “—Guarantee of Debt Securities.”

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, BlackRock’s debt securities will be issued in one or more series under the indenture (the “indenture”) to be entered into by BlackRock, BlackRock Finance and The Bank of New York Mellon, as trustee. A form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. In this “Description of Debt Securities” section, we refer to the indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture.” We urge you to read the indenture and relevant supplemental indentures because these documents, and not the summary below, will define your rights as a holder of debt securities. Capitalized terms used in the summary will have the meanings specified in the indenture. The terms of the debt securities will include those that will be set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (the “TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in BlackRock’s debt securities. The indenture will be governed by the laws of the State of New York.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that BlackRock may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including maximum consecutive periods during which interest payment periods may be extended;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors (including BlackRock Finance), if any, of the debt securities;

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the application, if any, of the terms of the indenture relating to discharge, defeasance and covenant defeasance (which terms are described below) to the debt securities or any modification of such terms;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for any securities or property of any person (including BlackRock or BlackRock Finance);

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which BlackRock or the holders of the debt securities can select the payment currency;

•	BlackRock’s obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

BlackRock may issue the debt securities in one or more series with the same or various maturities, at par or at a premium or with original issue discount. Unless we inform you otherwise in a prospectus supplement, BlackRock may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

Unless otherwise specified in an accompanying prospectus supplement, the debt securities will be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantee of Debt Securities

To the extent specified in an accompanying prospectus supplement, BlackRock Finance may provide a full and unconditional guarantee of any debt securities issued by BlackRock (in each case, a “Guarantee”) pursuant to the indenture. Where BlackRock Finance has provided a Guarantee, if BlackRock defaults in the payment of the principal of, or premium, if any, or interest on, such debt securities when and as the same shall become due, whether upon maturity, acceleration, or otherwise, or any other amounts owed under the indenture, without the necessity of action by the trustee or any holder of such debt securities, BlackRock Finance shall be required promptly and fully to make such payment.

Upon the occurrence of the below events, any such Guarantee will be automatically and unconditionally released and discharged, BlackRock Finance will be released from all obligations under the indenture in its capacity as guarantor, and no further action of BlackRock, BlackRock Finance or the trustee will be required for the release of the Guarantee:

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upon any sale, exchange or transfer (by merger, amalgamation, consolidation, business combination or otherwise) of (x) the capital stock of BlackRock Finance, after which BlackRock Finance is no longer a subsidiary of BlackRock or (y) all or substantially all the assets of BlackRock Finance (other than a sale, exchange or transfer to BlackRock or a subsidiary of BlackRock), in each case if such sale, exchange or transfer is made in compliance with the applicable provisions of the indenture to the extent required to be satisfied as of the date of the transaction;

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upon BlackRock or BlackRock Finance consolidating with, merging into or transferring all of its properties or assets to BlackRock Finance or BlackRock, as applicable, and as a result of, or in connection with, such transaction BlackRock or BlackRock Finance, as applicable, dissolves or otherwise ceases to exist;

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upon the exercise by BlackRock of its defeasance option, or the discharge of BlackRock’s and BlackRock Finance’s obligations under the indenture, in each case, as described under the heading “—Discharge, Defeasance and Covenant Defeasance” (provided that the Guarantee shall only be released with respect to the series of notes that have been defeased or discharged); or

•	if the aggregate principal amount of all of the outstanding BlackRock Finance Notes (as defined herein) at any time is less than $1.0 billion.

“BlackRock Finance Notes” means as of any time of determination, the (i) 1.250% Notes due 2025, (ii) 3.200% Notes due 2027, (iii) 3.250% Notes due 2029, (iv) 2.400% Notes due 2030, (v) 1.900% Notes due 2031, (vi) 2.10% Notes due 2032 and (vii) the 4.750% Notes due 2033, in each case, previously issued by BlackRock Finance, and outstanding as of such time. BlackRock currently guarantees the BlackRock Finance Notes.

BlackRock Finance currently guarantees BlackRock’s (i) 4.60% Notes due 2027, (ii) 4.70% Notes due 2029, (iii) 5.00% Notes due 2034, (iv) 4.90% Notes due 2035, (v) 5.25% Notes due 2054 and (vi) 5.35% Notes due 2055.

Consolidation, Merger, Sale of Assets and Other Transactions

Neither BlackRock nor BlackRock Finance may consolidate with or merge into another person or convey, transfer or lease their respective properties and assets substantially as an entirety to any other person (other than a direct or indirect wholly owned subsidiary of BlackRock or BlackRock Finance), and neither BlackRock nor BlackRock Finance may permit any person (other than a direct or indirect wholly owned subsidiary of BlackRock or BlackRock Finance) consolidate with or merge into BlackRock or BlackRock Finance or convey, transfer or lease its properties substantially as an entirety to BlackRock or BlackRock Finance, as the case may be, unless:

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BlackRock or BlackRock Finance, as the case may be, is the surviving corporation or the corporation, partnership or trust formed by or surviving such merger or consolidation or to which such conveyance, transfer or lease has been made, if other than BlackRock or BlackRock Finance, as the case may be, is organized under the laws of the United States, any state of the United States or the District of Columbia and has expressly assumed by supplemental indenture all of BlackRock’s or BlackRock Finance’s, as the case may be, obligations under the indenture;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of BlackRock, BlackRock Finance or any subsidiary of BlackRock or BlackRock Finance, as the case may be, as a result of such transaction as having been incurred by BlackRock, BlackRock Finance or such subsidiary of BlackRock or BlackRock Finance, as the case may be, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

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BlackRock or BlackRock Finance, as the case may be, delivers to the trustee an officer’s certificate stating that such consolidation, merger, conveyance, transfer or lease comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with and, if a supplemental indenture is required in connection with such transaction, an officer’s certificate and an opinion of counsel stating that such supplemental indenture complies with the indenture.

Modification of Indenture

Under the indenture, BlackRock and the trustee may supplement the indenture for certain purposes which would not adversely affect the interests of the holders of debt securities of a series in any material respect without the consent of those holders. Under the indenture, the rights of the holders may be modified through a supplemental indenture if the holders of at least a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification (voting as one class) consent to it; provided that any such supplemental indenture that releases (other than in accordance with the terms of the indenture or any series of debt securities) the Guarantee shall require the consent of the holders of at least 66 2⁄3% in aggregate principal amount of the debt securities of each series affected by such supplemental indenture. However, no modification of the maturity date, principal or interest payment terms or premium payable on redemption, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights, no modification reducing the percentage required for any such supplemental indenture or the percentage required for the waiver of compliance with certain provisions of the indenture or certain defaults and no modification of the foregoing provisions or any other provisions relating to the waiver of past defaults or the waiver of certain covenants, is effective against any holder without its consent.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indenture with respect to each series of debt securities:

•	BlackRock’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

BlackRock’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise (in the case of technical or administrative difficulties, only if such default persists for a period of five days);

•	BlackRock’s failure to deposit of any sinking fund payment, when and as due by the terms of a Security of that series which failure shall have continued for 60 days;

•

BlackRock’s or BlackRock Finance’s failure to observe or perform any other of BlackRock’s or BlackRock Finance’s covenants or agreements with respect to such debt securities for 90 days after BlackRock receives notice of such failure (subject to extension in certain circumstances);

•	certain events of bankruptcy, insolvency or reorganization of either BlackRock or BlackRock Finance;

•

(a) the Guarantee ceases to be in full force and effect, other than in accordance with the terms of the indenture or the applicable series of debt securities or (b) BlackRock Finance or its successor person denies or disaffirms in writing its obligations under its Guarantee, other than in accordance with the terms thereof or upon release of the Guarantee in accordance with the indenture or the applicable series of debt securities; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under the indenture shall occur and be continuing, the trustee or the holders of at least 33% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under the indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the indenture or result in the incurrence of liability by the trustee and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the indenture, (ii) the holders of at least 33% in aggregate principal amount of the debt securities of that series then outstanding under the indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

BlackRock is required to furnish annually to the trustee statements as to BlackRock’s compliance with all conditions and covenants under the indenture.

Payment and Transfer and Exchange

BlackRock will pay principal, interest and any premium on fully registered securities at the place or places designated by BlackRock for such purposes. BlackRock will make payment to the persons in whose names the debt securities are registered on the close of business on the record date for such interest. Any other payments will be made as set forth in the applicable prospectus supplement.

Holders may transfer or exchange fully registered securities at any office or agency maintained by BlackRock for such purposes, without the payment of any service charge except for any tax or governmental charge BlackRock is required to pay in connection with a transfer or exchange.

Upon surrender for registration of transfer of any security of any series in accordance with the terms of the indenture, BlackRock shall execute, and the trustee shall authenticate and deliver or make available for delivery, in the name of the designated transferee or transferees, one or more new securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

If the securities of any series are to be redeemed, BlackRock is not required to:

•

register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day BlackRock transmits a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Discharge, Defeasance and Covenant Defeasance

BlackRock may discharge or defease BlackRock’s and BlackRock Finance’s, as the case may be, obligations under the indenture (and the related Guarantee) as set forth below, unless otherwise indicated in the applicable prospectus supplement.

BlackRock may discharge certain obligations to holders of any series of debt securities issued under the indenture that have not already been delivered to the trustee for cancellation or which have either become due and payable or by their terms will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities for principal (and premium, if any) and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and BlackRock has paid all other sums payable under the applicable indenture.

BlackRock may elect either (i) to defease and be discharged from any and all obligations of BlackRock and BlackRock Finance with respect to the debt securities of or within any series and any related obligations under the Guarantee (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released from BlackRock’s and BlackRock Finance’s obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, BlackRock must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

BlackRock may exercise its defeasance option with respect to such debt securities notwithstanding BlackRock’s prior exercise of its covenant defeasance option.

Conversion or Exchange Rights

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities or property of another person. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at BlackRock’s option. These provisions may allow or require the number or amount of securities to be received by the holders of such series of debt securities to be adjusted.

Concerning the Trustee

The trustee, The Bank of New York Mellon, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF BLACKROCK’S CAPITAL STOCK

The following description of certain terms of BlackRock’s capital stock does not purport to be complete and is qualified in its entirety by reference to BlackRock’s restated certificate of incorporation and BlackRock’s amended and restated bylaws. For more information on how you can obtain BlackRock’s restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information” on page 6. We urge you to read BlackRock’s restated certificate of incorporation and amended and restated bylaws in their entirety.

General

BlackRock’s restated certificate of incorporation provides that BlackRock is authorized to issue 1 billion shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.01 per share and 500,000,000 shares of preferred stock, par value $0.01 per share.

As of January 31, 2025, BlackRock had 155,253,443 shares of common stock outstanding, and no shares of preferred stock issued and outstanding.

Preferred Stock

The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to BlackRock’s restated certificate of incorporation and the certificate of designations that relates to the particular series of preferred stock, which has been or will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain BlackRock’s restated certificate of incorporation and any applicable certificate of designations, see “Where You Can Find More Information” on page 6. We urge you to read BlackRock’s restated certificate of incorporation and any applicable certificate of designations in their entirety.

General. The board of directors is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish from time to time the number of shares to be included in such class or series, and to fix the designations, voting powers (if any), privileges, preferences and relative participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations and restrictions thereon. The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

•	the designation of the class or series, which may be by distinguishing number, letter or title;

•

the number of shares of the class or series, which number the board of directors may thereafter (except where otherwise provided) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

•

the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such class or series, any conditions upon which such dividends are payable, the form of payment thereof (whether cash, BlackRock’s securities, securities of another person or other assets) and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

•

whether dividends, if any, shall be cumulative or non-cumulative and, in the case of shares of any class or series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such class or series cumulates;

•

if the shares of such class or series may be redeemed by BlackRock, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including BlackRock’s securities or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such class or series may be redeemed, in whole or in part, at BlackRock’s option or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including BlackRock’s obligation, if any, to purchase or redeem shares of such class or series pursuant to a sinking fund or otherwise;

•	the amount payable out of BlackRock’s assets to the holders of shares of the class or series in the event of any voluntary or involuntary liquidation, dissolution or winding up of BlackRock’s affairs;

•

provisions, if any, for the conversion or exchange of the shares of such class or series, at any time or times, at the option of the holder or holder thereof or at BlackRock’s option or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of BlackRock’s capital stock or into any other security of BlackRock’s, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which each conversion or exchange may be made;

•	restrictions on the issuance of shares of the same class or series or of any other class or series of BlackRock’s capital stock, if any; and

•	the voting rights and powers, if any, of the holders of shares of the class or series.

Unless otherwise specifically set forth in the certificate of designations, and summarized in the applicable prospectus supplement, if any, relating to a series of preferred stock, all shares of preferred stock are of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.

Redemption. BlackRock will have such rights, if any, to redeem shares of preferred stock, and the holders of preferred stock will have such rights, if any, to cause BlackRock to redeem shares of preferred stock, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Conversion or Exchange. The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for, shares of any other class or classes, or of any other series of any class, of BlackRock’s capital stock and/or any other property or cash, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.

Miscellaneous. The transfer agent, dividend disbursing agent and registrar for the preferred stock issued in connection with this prospectus will be as set forth in the certificate of designations and summarized in the prospectus supplement. The holders of preferred stock, including any preferred stock issued in connection with the applicable prospectus, do not have any preemptive rights to purchase or subscribe for any shares of any class or other securities of any type of BlackRock’s. When issued, the preferred stock is fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock became effective after the date of the applicable prospectus but on or before issuance of the related series of preferred stock.

Common Stock

The following description of certain rights of BlackRock’s common stock does not purport to be complete and is qualified in its entirety by reference to BlackRock’s restated certificate of incorporation and BlackRock’s amended and restated bylaws.

Voting Rights. The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders.

Dividends and Liquidation Rights. Subject to the preferential rights of any outstanding series of preferred stock created by BlackRock’s board of directors from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by BlackRock’s board of directors from funds available therefor, and, upon liquidation, holders of common stock are entitled to share pro rata in any distribution of BlackRock’s assets after payment, or providing for the payment of, BlackRock’s liabilities.

Miscellaneous. The outstanding shares of BlackRock’s common stock, offered pursuant to the registration statement of which this prospectus forms a part, upon issuance and payment therefor will be, fully paid and nonassessable. BlackRock’s common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

Listing. BlackRock’s common stock is listed on the New York Stock Exchange under the ticker symbol “BLK.”

The transfer agent and registrar for BlackRock’s common stock is Computershare Investor Services, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900, telephone (800) 903-8567.

Anti-Takeover Considerations

The Delaware General Corporation Law, BlackRock’s restated certificate of incorporation and BlackRock’s amended and restated bylaws contain provisions which could serve to discourage or to make more difficult a change in control of BlackRock without the support of BlackRock’s board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

State Takeover Legislation

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to certain business combinations or to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be governed by Section 203 of the Delaware General Corporation Law.

Rights of Dissenting Stockholders

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares are converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action

Delaware law provides that, unless otherwise stated in BlackRock’s restated certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. BlackRock’s restated certificate of incorporation provides that stockholders may take action by written consent if such action has been approved in advance by the majority vote of BlackRock’s board of directors.

Meetings of Stockholders

BlackRock’s restated certificate of incorporation provides that special meetings of the stockholders may be called at any time by the chairman of the board of directors, the president, a majority of the board of directors, any committee of the board of directors that has the power to call such meetings, or the chairman of the board of directors, the president or the corporate secretary upon a written request of one or more record holders of shares of BlackRock’s stock representing ownership of not less than 15 percent of the voting power of all outstanding shares of BlackRock’s stock, which request complies with the procedures for calling a special meeting of stockholders as set forth in BlackRock’s amended and restated bylaws, as they may be further amended from time to time.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. BlackRock’s restated certificate of incorporation does not authorize cumulative voting.

Removal of Directors

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

BlackRock’s restated certificate of incorporation provides that any or all of the directors may be removed, with or without cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose.

Vacancies

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

BlackRock’s amended and restated bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by the stockholders if the vacancy resulted from the action of stockholders.

No Preemptive Rights

Holders of common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future.

Board Term

BlackRock’s directors are elected annually for terms of one year.

DESCRIPTION OF WARRANTS OF BLACKROCK

BlackRock may issue warrants to purchase debt securities, preferred stock or common stock. BlackRock will issue warrants under one or more warrant agreements between BlackRock and a warrant agent that BlackRock will name in the prospectus supplement.

The prospectus supplement relating to any warrants BlackRock offers will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, preferred stock or common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF SUBSCRIPTION RIGHTS OF BLACKROCK

BlackRock may issue subscription rights to purchase debt securities, preferred stock or common stock. These subscription rights may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, BlackRock may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of debt securities, preferred stock or common stock upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the shares of debt securities, preferred stock or common stock which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights BlackRock offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information” on page 6. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from BlackRock, shares of common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with BlackRock, or BlackRock otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of BlackRock’s securities, as well as their transferees, pledges, donees or successors, all of whom BlackRock refers to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling stockholders and the number of shares of BlackRock’s common stock beneficially owned by such selling stockholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with BlackRock during the three years prior to the date of the prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements of BlackRock, Inc. incorporated by reference in this prospectus, and the effectiveness of BlackRock, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrants unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Rating agency fees		* *
Trustee and transfer agent fees and expenses		* *
Printing and distributing		* *
Legal fees and expenses		* *
Accounting fees and expenses		* *
Stock exchange listing fees		* *
Miscellaneous		* *

Total	$	* *

*	Deferred in reliance on Rule 456(b) and 457(r).
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time

Item 15. Indemnification of Directors and Officers

BlackRock, Inc.

BlackRock’s restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of BlackRock’s directors or officers will be liable to BlackRock or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director or officer. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director or officer if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to BlackRock or BlackRock’s stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she derived an improper personal benefit from any transaction or that such director’s acts violated Section 174 of the Delaware General Corporation Law or an officer in any action by or in the right of BlackRock.

As a result of this provision, BlackRock and BlackRock’s stockholders may be unable to obtain monetary damages from a director or officer for breach of his or her duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director or officer, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

BlackRock’s amended and restated bylaws provide that BlackRock will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) because he or she is or was a director or officer of BlackRock’s, or is or was serving at BlackRock’s request as a director or officer of BlackRock or another corporation, partnership, joint venture, trust or other enterprise. BlackRock’s amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, attorneys’ fees, judgments, fines, ERISA excise taxes and amounts paid in settlement by the director or officer.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

See also the undertakings set out in response to Item 17 herein.

BlackRock Finance, Inc.

BlackRock Finance’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of BlackRock Finance’s directors or officers will be liable to BlackRock Finance or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director or officer. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director or officer if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to BlackRock Finance or BlackRock Finance’s stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she derived an improper personal benefit from any transaction or that such director’s acts violated Section 174 of the Delaware General Corporation Law or an officer in any action by or in the right of BlackRock Finance.

As a result of this provision, BlackRock Finance and BlackRock Finance’s stockholders may be unable to obtain monetary damages from a director or officer for breach of his or her duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director or officer, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

BlackRock Finance’s amended and restated bylaws provide that BlackRock Finance will indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person who was or is a party to any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) because he or she is or was a director or officer of BlackRock Finance’s, or is or was serving at BlackRock Finance’s request as a director or officer of BlackRock Finance or another corporation, partnership, joint venture, trust or other enterprise. BlackRock Finance’s amended and restated bylaws provide that indemnification will be from and against expenses, liabilities, losses, attorneys’ fees, judgments, fines, ERISA excise taxes and amounts paid in settlement by the director or officer.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit Number	Description

3.1(1)	Restated Certificate of Incorporation of BlackRock, Inc.

3.2(2)	Amended and Restated Bylaws of BlackRock, Inc.

4.1(3)	Indenture, dated September 17, 2007, between BlackRock Finance, Inc.(f/k/a BlackRock, Inc.) and The Bank of New York Mellon, as trustee, relating to senior debt securities.

4.2(4)	Form of 1.250% Notes due 2025.

4.3(5)	Form of 3.200% Notes due 2027.

4.4(6)	Form of 3.250% Notes due 2029.

Exhibit Number	Description

4.5(7)	Form of 2.400% Notes due 2030.

4.6(8)	Form of 1.900% Notes due 2031.

4.7(9)	Form of 2.10% Notes due 2032.

4.8(10)	Form of 4.750% Notes due 2033.

4.9(4)	Officers’ Certificate, dated May 6, 2015, related to the 1.250% Notes due 2025.

4.10(11)	Indenture, dated March 14, 2024, among BlackRock, Inc. (f/k/a BlackRock Funding, Inc.), BlackRock Finance, Inc. (f/k/a BlackRock, Inc.) and The Bank of New York Mellon, as trustee, relating to senior debt securities.

4.11(11)	First Supplemental Indenture, dated March 14, 2024, among BlackRock, Inc. (f/k/a BlackRock Funding, Inc.), BlackRock Finance, Inc. (f/k/a BlackRock, Inc.) and The Bank of New York Mellon, as trustee.

4.12(12)	Second Supplemental Indenture, dated July 26, 2024, among BlackRock, Inc. (f/k/a BlackRock Funding, Inc.), BlackRock Finance, Inc. (f/k/a BlackRock, Inc.) and The Bank of New York Mellon, as trustee.

4.13(11)	Form of Note for the 4.700% Notes due 2029.

4.14(11)	Form of Note for the 5.000% Notes due 2034.

4.15(11)	Form of Note for the 5.250% Notes due 2054.

4.16(12)	Form of Note for the 4.600% Notes due 2027.

4.17(12)	Form of Note for the 4.900% Notes due 2035.

4.18(12)	Form of Note for the 5.350% Notes due 2055.

4.19	Form of Indenture to be entered into by BlackRock, Inc., BlackRock Finance, Inc. and The Bank of New York Mellon, as trustee, relating to debt securities (the “New Indenture”).**

4.20	Form of Debt Security pursuant to the New Indenture (included in Exhibit 4.19).**

4.21	Form of Preferred Stock Certificate.*

4.22	Form of Warrant Agreement (including form of warrant certificate).*

4.23	Form of Subscription Rights Agreement (including form of subscription rights certificate).*

4.24(2)	Guarantee of BlackRock Finance, Inc. Indebtedness, effective as of October 1, 2024.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.**

22.1	Subsidiary Guarantor and Issuer of Guaranteed Securities.**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1). **

23.3	Consent of Deloitte & Touche LLP.**

24.1	Power of Attorney of BlackRock, Inc. (included in signature pages hereto).**

24.2	Power of Attorney of BlackRock Finance, Inc. (included in signature pages hereto).**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended of The Bank of New York Mellon, as trustee for the form of New Indenture, referenced above as Exhibit 4.19.**

107	Calculation of Filing Fee Tables**

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
**	Filed herewith.
(1)	Incorporated by reference to BlackRock, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.
(2)	Incorporated by reference to BlackRock, Inc’s Current Report on Form 8-K12B filed on October 1, 2024.
(3)	Incorporated by reference to BlackRock Finance, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.
(4)	Incorporated by reference to BlackRock Finance, Inc.’s Current Report on Form 8-K filed on May 6, 2015.
(5)	Incorporated by reference to BlackRock Finance, Inc.’s Current Report on Form 8-K filed on March 28, 2017.
(6)	Incorporated by reference to BlackRock Finance, Inc.’s Current Report on Form 8-K filed on April 29, 2019.
(7)	Incorporated by reference to BlackRock Finance, Inc.’s Current Report on Form 8-K filed on January 27, 2020.
(8)	Incorporated by reference to BlackRock Finance, Inc.’s Current Report on Form 8-K filed on May 6, 2020.
(9)	Incorporated by reference to BlackRock Finance, Inc.’s Current Report on Form 8-K filed on December 10, 2021.
(10)	Incorporated by reference to BlackRock Finance, Inc.’s Current Report on Form 8-K filed on May 25, 2023.
(11)	Incorporated by reference to BlackRock Finance, Inc.’s Current Report on Form 8-K filed on March 14, 2024.
(12)	Incorporated by reference to BlackRock Finance, Inc.’s Current Report on Form 8-K filed on July 26, 2024.

Item 17. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i), (a)1(ii) and (a)1(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of BlackRock’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BlackRock, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 21, 2025.

BLACKROCK, INC.
Registrant

By:	/s/ LAURENCE D. FINK
Name: Laurence D. Fink
Title: Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence D. Fink, Martin S. Small, Christopher J. Meade, Laura Hildner and R. Andrew Dickson III, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of securities of BlackRock, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ LAURENCE D. FINK Laurence D. Fink	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2025

/S/ MARTIN S. SMALL Martin S. Small	Senior Managing Director and Chief Financial Officer (Principal Financial Officer)	March 21, 2025

/S/ MARC D. COMERCHERO Marc D. Comerchero	Managing Director and Chief Accounting Officer (Principal Accounting Officer)	March 21, 2025

/S/ PAMELA DALEY Pamela Daley	Director	March 21, 2025

/S/ WILLIAM E. FORD William E. Ford	Director	March 21, 2025

Signature	Title	Date

/S/ FABRIZIO FREDA Fabrizio Freda	Director	March 21, 2025

/S/ MURRY S. GERBER Murry S. Gerber	Director	March 21, 2025

/S/ MARGARET L. JOHNSON Margaret L. Johnson	Director	March 21, 2025

/S/ ROBERT S. KAPITO Robert S. Kapito	Director	March 21, 2025

/S/ CHERYL D. MILLS Cheryl D. Mills	Director	March 21, 2025

/S/ AMIN H. NASSER Amin H. Nasser	Director	March 21, 2025

/S/ GORDON M. NIXON Gordon M. Nixon	Director	March 21, 2025

/S/ ADEBAYO OGUNLESI Adebayo Ogunlesi	Director	March 21, 2025

/S/ KRISTIN PECK Kristin Peck	Director	March 21, 2025

/S/ CHARLES H. ROBBINS Charles H. Robbins	Director	March 21, 2025

/S/ MARCO ANTONIO SLIM DOMIT Marco Antonio Slim Domit	Director	March 21, 2025

/S/ HANS E. VESTBERG Hans E. Vestberg	Director	March 21, 2025

/S/ SUSAN L. WAGNER Susan L. Wagner	Director	March 21, 2025

/S/ MARK WILSON Mark Wilson	Director	March 21, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BlackRock Finance, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 21, 2025.

BLACKROCK FINANCE, INC.
Registrant

By:	/s/ MARTIN S. SMALL
Name: Martin S. Small
Title: Chief Financial Officer, Senior Managing Director and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence D. Fink, Martin S. Small, Christopher J. Meade, Laura Hildner and R. Andrew Dickson III, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of securities of BlackRock Finance, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ LAURENCE D. FINK Laurence D. Fink	Chief Executive Officer (Principal Executive Officer)	March 21, 2025

/S/ R. ANDREW DICKSON III R. Andrew Dickson III	Director	March 21, 2025

/S/ ROBERT GOLDSTEIN Robert Goldstein	Director	March 21, 2025

/S/ MARTIN S. SMALL Martin S. Small	Chief Financial Officer, Senior Managing Director and Director (Principal Financial Officer and Principal Accounting Officer)	March 21, 2025